Exhibit 99.1

APPLIED INNOVATION STOCKHOLDERS APPROVE ACQUISITION BY KEG HOLDINGS

DUBLIN, OHIO (May 8, 2007) — Applied Innovation (Nasdaq: AINN) (the “Company”) announced that its stockholders have voted to approve and adopt the previously announced merger agreement providing for the merger of the Company and a wholly owned subsidiary of KEG Holdings, Inc. at the Company’s special meeting of stockholders held today in Dublin, Ohio.

The Company expects to complete the proposed merger on May 10, 2007. If the proposed merger is completed, the Company’s stockholders will receive $3.45 in cash for each share of the Company’s common stock they hold, subject to a downward or upward closing adjustment based on Applied Innovation’s net working capital at closing. The transaction is subject to customary closing conditions. The merger was first announced in a press release dated February 22, 2007.

Safe Harbor Statement

This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Applied Innovation and KEG Holdings, Inc. have signed an agreement for a subsidiary of KEG Holdings, Inc. to merge with and into Applied Innovation, there is no assurance that they will complete the proposed merger. The proposed merger may not occur if it is blocked by a governmental agency, or if either Applied Innovation or KEG Holdings, Inc. fail to satisfy other conditions to closing. Other risks and uncertainties to which the companies are subject are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, Applied Innovation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006 (filed March 23, 2006 and amended on April 30, 2006). Copies of Applied Innovation’s filings with the SEC can be obtained on Applied Innovation’s website, or at the SEC’s website at www.sec.gov. One or more of these factors have affected, and could affect Applied Innovation’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and Applied Innovation undertakes no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Applied Innovation

Applied Innovation provides hardware and software applications that drive operational efficiency and improve quality in wireless, wireline and converging networks. Applied Innovation’s industry-leading solutions include sophisticated remote site management, 3G network data quality monitoring and logical security of critical networks. Applied Innovation is a certified TL 9000 registered company with solutions currently installed in more than 34,000 sites worldwide.

Headquartered in Dublin, Ohio, Applied is traded on NASDAQ under the symbol AINN. For more information, please visit the Company’s Web site at http://www.AppliedInnovation.com.

Contact:

At Applied Innovation:

Julia A. Fratianne

Vice President and Chief Financial Officer

(614) 798-2000